SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December  6, 2011

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

35 East 62nd Street New York, New York (Address of principal executive offices)	10065 (Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 6, 2011, SIGA Technologies, Inc. (the “Company”) received a payment of approximately $36 million from the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services (“BARDA”).  This payment, in combination with a previously received payment of approximately $5 million, constitutes full receipt of approximately $41 million in advance payments permitted under the Company’s $435 million amended smallpox antiviral contract (HHSO100201100001C) with BARDA (the “Smallpox Antiviral BioShield Contract”).

The Project BioShield Act of 2004 (Public Law 108-276) and the Pandemic and All-Hazards Preparedness Act (Public Law 109-417) authorize advance payments under BioShield procurement contracts such as the Smallpox Antiviral BioShield Contract.  The above-referenced advance payments from BARDA provide funding to, among other things, support program management, security upgrades, purchasing of raw materials and commencing commercial manufacturing until the Company is eligible to invoice the government after delivery of the first 500,000 treatment courses.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

By: /s/ Daniel J. Luckshire
Name: Daniel J. Luckshire
Title:   Chief Financial Officer

Date:  December 12, 2011